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Exhibit 23

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Trak Auto Corporation's previously filed registration statements on Form S-8 (File Number 33-34665 and File Number 33-53389).



                                     ARTHUR ANDERSEN LLP


Washington D.C.
April 26, 1996.